CONSULTING AGREEMENT


        THIS AGREEMENT is entered into as of the 4th day of October, 1996, among Boca Research, Inc., a Florida corporation (the "Company"), ARGOQUEST, Inc., a California corporation (the "Consultant") and Jason Barzilay, the sole stockholder of the Consultant (the "Principal").

        WHEREAS, the Consultant, through the Principal, has considerable experience and expertise in the marketing and sale of computer peripheral products to retail accounts, wholesale distributors and original equipment manufacturers;

        WHEREAS,  the  Company  designs,  manufactures,  markets  and sells data
communications,   multimedia   and   networking   products  to  facilitate   the
transmission of information on personal computers and computer networks;

        WHEREAS,   the  Company  has  agreed  to  retain  the  Consultant  as  a consultant, and the Consultant has agreed to become a consultant to the Company, upon the terms and conditions set forth herein; and

        WHEREAS, the Principal, as the sole stockholder of the Consultant, will derive significant benefit from the payments being made to the Consultant hereunder and wishes to ensure the performance of the duties and obligations of the Consultant hereunder.

        NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Consultant and the Principal agree as follows:

        1.      Duties of the Consultant.

                1.1 The Company hereby agrees to retain the Consultant, and the Consultant agrees to provide advisory and consulting services to the Company, for the Term (as hereinafter defined). During the Term, the Consultant shall be available to render the following advisory and consulting services to the Company relating to the generation of "Net Sales" (as defined herein) in the area of sales to retail accounts, wholesale distributors and original equipment manufacturers ("OEMs") as may be reasonably requested by the Chief Executive Officer of the Company from time to time:

     (a) the development and implementation of a business strategy with respect to the Company's retail distribution channel, including, without limitation, introducing the Company to new retail customers, assisting the Company with respect to the positioning of




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its products in the retail  channel,  assisting the Company in the creation of a retail channel marketing and sales plan and developing new opportunities for the Company in the retail channel;

     (b) the development and implementation of a business strategy with respect to the Company's OEM distribution channel, including, without limitation, introducing the Company to new OEM customers, assisting the Company in the creation of an OEM product strategy, and developing new opportunities for the Company in the OEM channel;

     (c) introducing the Company to possible technology partners, assisting the Company in the negotiation of technology joint ventures, partnerships, licensing agreements or other arrangements, and providing general advice and assistance with respect to formulating ideas for new products and the commercialization of new technologies; and

     (d) the provision of general advisory and consulting services to the Company in the area of marketing and sales, including, without limitation, assisting the Company in the development and implementation of a product marketing strategy and assisting the Company in the development of its international distribution channels.

                1.2 During the Term, the Consultant and the Principal will present to the Company all opportunities with respect to new technologies or products that are directly competitive with products designed, manufactured, marketed and sold by the Company as part of its "Core Business" (as defined in Section 7.3 hereof) or represent enhancements or improvements to the technology or functionality of such products in any material respect. If the Company determines to pursue such opportunities, the Company, the Consultant and the Principal will negotiate in good faith with the owner of such technologies or products in an effort to reach an appropriate licensing or other arrangement with respect to such technologies or products, which license or arrangement with the owner of such technologies or products must be exclusive to the Company. If the Company declines to pursue any of such opportunities or if the Company, Consultant, the Principal and the owner of such products are unable to reach an appropriate licensing or other arrangement with respect to such technologies or products within thirty (30) days following commencement of such negotiations, the Consultant or the Principal, as the case may be, will be permitted to pursue such opportunities independent of the Company so long as the pursuit of such opportunity does not result in a breach of the obligations of the Consultant or the Principal under Section 7 hereof. The Company agrees that the Consultant and/or the Principal may have an ownership, royalty or other interest in companies that own or market new products offered to the Company pursuant to this Section 1.2, and that so long as such product opportunities are presented to the Company as required by this Section 1.2, such ownership, royalty or other interest shall not be deemed a breach of Section 7.3 hereof. The Company further agrees that the negotiation by the Consultant or Principal of a licensing or other arrangement with respect to such products with a competitor of the Company, following the




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



Company's declining to pursue such opportunity or the parties' inability to reach an appropriate licensing or other arrangement within thirty (30) days, shall not be deemed a breach of Section 7.3 hereof.

                1.3 The relationship of the Consultant to the Company is that of an independent contractor and neither this Agreement nor the advisory and consulting services to be rendered hereunder shall for any purpose whatsoever or in any manner create an employer-employee relationship between the Company and the Consultant and any of the Consultant's employees. Accordingly, the Consultant shall have the sole and exclusive responsibility for the payment of all federal, state and local income taxes and for all employment and disability insurance, social security and other similar taxes with respect to any compensation provided by the Company hereunder. Neither the Consultant nor the Principal is authorized to bind the Company, except as expressly authorized in writing by the Company.

                1.4 The Principal shall be responsible for the performance of all of the duties and obligations of the Consultant under this Agreement. The Principal shall be jointly and severally liable to the Company for any breach or violation of this Agreement by the Consultant.

        2. Term. The Term of the Consultant's engagement hereunder (the "Term") shall commence on the date hereof and continue until March 31, 2001 (the "Term"), unless sooner terminated pursuant to Section 6 of this Agreement.

        3.      Consulting Fee.

                3.1 In consideration of the advisory and consulting services hereunder, the Consultant will be entitled to receive a monthly fee of $83,333.33 in cash for the Term, payable in arrears, except that no fees will be paid for the period commencing on April 1, 1997 and ending on March 31, 1998 (the "Deferred Period"), unless the Board of Directors of the Company shall determine otherwise. If the Company achieves at least $50 million in Net Sales during the period commencing on the date of this Agreement and ending on March 31, 1998 (the "First Period"), the Consultant will be entitled to receive an additional consulting fee of $1,000,000, less any consulting fees paid to the Consultant during the Deferred Period, which additional consulting fees shall be payable at such time during the First Period as $50 million in Net Sales is achieved.

                3.2 The Company shall reimburse the Consultant for all reasonable out-of-pocket expenses incurred in connection with advisory and consulting services to be provided by the Consultant under this Agreement so long as the incurrence of such expenses was approved by the Company, such approval not to be unreasonably withheld. Reimbursement shall be made only upon presentation to the Company by the Consultant of reasonably itemized documentation therefor. It is anticipated that such reasonable expenses




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



will include, without limitation, reasonable expenses for an office and support staff in Los Angeles as well as reasonable travel and other expenses incurred in connection with Consultant's activities.

        4.      Equity Incentives.

                4.1 Initial Equity. (a) In consideration of the advisory and consulting services hereunder, the Consultant will have the right to be granted options to purchase shares of Common Stock of the Company, the grant of such options shall be subject to the Company achieving specified Net Sales during certain periods (the "Initial Options"). In the event that during the First Period, the Company achieves Net Sales of at least $100 million, then the Consultant shall be granted options to purchase 500,000 shares of Common Stock, par value $.01 per share, of the Company (the "Boca Common Stock"), at an exercise price of $2.95 per share. In the event that during the period commencing on April 1, 1998 and continuing through March 31, 1999 (the "Second Period"), the Company achieves Net Sales of at least $125 million, then the Consultant shall be granted options to purchase 1,000,000 shares of Boca Common Stock, at an exercise price of $2.95 per share. The Initial Options shall be granted at such time during the applicable period as the applicable Net Sales target for such period has been achieved.

     (b) In the event the Company achieves at least $50 million in Net Sales for the First Period, the Initial Options to be granted under paragraph 4.1(a) with respect to the First Period shall be pro rated on a linear basis between $0 and $100 million of the targeted Net Sales for such period. In the event that the Company achieves at least $70 million in Net Sales for the Second Period, the Initial Options to be granted with respect to the Second Period shall be pro rated on a linear basis between $0 and $125 million of the targeted Net Sales for such period. In addition, in the event that Net Sales for the First Period are less than $100 million, the Consultant will be entitled to be granted those Initial Options attributable to the First Period which were not granted in the First Period if the Company achieves Net Sales for the Second Period of at least $125 million plus an amount equal to the difference between actual Net Sales for the First Period and $100 million.

     (c) All Initial Options which are granted pursuant to this Section 4.1 and the shares of Common Stock issuable upon exercise thereof will be subject to the restrictions on transfer described in Sections 5.4 and 5.5 hereof.

                4.2 Performance Options. (a) In consideration of the advisory and consulting services hereunder, the Consultant will have the right to be granted additional options to purchase shares of Boca Common Stock at the exercise prices set forth below, the grant of such options shall be subject to the Company achieving the Target Net Sales set forth below during the periods set forth below (the "Performance Options" and together with the Initial Options, the "Options"):


                                   Target                 Monthly Run
                                 Net Sales                   Rate           Pro Rata       Number of
      Period                     (Millions)               (Millions)       Threshold        Options       Exercise Price
Date of  this                       $150                     $8.33             $100          225,000        $14.16
Agreement through                    200                     11.11              150          225,000         14.16
March 31, 1998
April 1, 1998                        175                     14.58              150          300,000         17.70
through March 31,                    225                     18.75              175          300,000         17.70
1999
April 1, 1999                        250                     20.83              175          300,000         20.65
 through                             350                     29.16              250          300,000         20.65
March 31, 2000
April 1, 2000                        325                     27.08              250          300,000         23.60
through                              400                     33.33              325          300,000         23.60
March 31, 2001

     (b) The Performance Options shall be granted at such time during the applicable period as the applicable Net Sales Target for such period has been achieved. In the event that the Company achieves Net Sales equal to at least the Pro Rata Threshold set forth in the table above but less than the Target Net Sales for such period, then the Consultant shall be entitled to be granted a portion of the Performance Options designated for such period determined on a linear basis from the Pro Rata Threshold through the Target Net Sales for such period. For example, in the event that the Company achieves Net Sales of $125 million for the First Period, then the Consultant shall be granted Performance Options with respect to 112,500 shares of Common Stock. If the Company fails to achieve the Pro Rata Threshold for the respective periods described above, then the Consultant's right to be granted the Performance Options attributable to that period shall terminate.

     (c) Within sixty days following the end of each period specified in the table above, the Company shall deliver to the Consultant a detailed report summarizing the Net

Sales of the Company for such period and the number of Performance Options, if any, to be granted to the Consultant based on the Company's actual Net Sales for such period. The report shall be certified by the Chief Financial Officer of the Company as being accurate and complete.

     (d) All Performance Options which are granted pursuant to this Section 4.2 will vest in three equal annual installments from the date of grant, commencing on the first anniversary of the date of grant, and the Performance Options and the shares of Common Stock issuable upon exercise thereof will be subject to the restrictions on transfer described in Sections 5.4 and 5.5 below. The vesting of all Performance Options which are granted pursuant to this Section 4.2 will accelerate upon a Change of Control (as defined in Section 6.4). The Consultant may only exercise those Performance Options which have vested in accordance with this Section 4.2(d).

                  4.3 Change of Control. In the event the Company elects to terminate this Agreement pursuant to Section 6.4 in connection with a Change of Control, then any Performance Options which have been previously granted pursuant to Section 4.2 will vest as provided in Section 4.2(d) and the Consultant shall be entitled to be granted Options with respect to the Period in which the Change of Control occurs and, in the case of a Change of Control occurring during the First Period, Options with respect to the Second Period, on the following terms and conditions:

     (a) If the Change of Control shall occur during the First Period, (i) subject to the Company achieving Average Monthly Sales equal to at least $5.55 million during the First Period, the Consultant shall be entitled to be granted a percentage of the Initial Options allocable to the First Period equal to the amount of Sales to Date divided by $100 million, provided that if the Average Monthly Sales are less than $5.55 million and the Annualized Sales are at least $50 million, the Consultant will be entitled to be granted a percentage of the Initial Options allocable to the First Period equal to the amount obtained by dividing (1) the Annualized Sales less $50 million, by (2) $50 million, (ii) subject to the Company achieving Average Monthly Sales of at least $8.33 million during the First Period, the Consultant shall be entitled to be granted a percentage of the first tranche of 225,000 Performance Options equal to the amount of Sales to Date divided by $150 million, and (iii) subject to the Company achieving Average Monthly Sales of at least $11.11 million during the First Period, the Consultant shall be entitled to be granted a percentage, of the second tranche of 225,000 Performance Options equal to the amount of Sales to Date divided by $200 million. In addition, if the Change of Control shall occur during the First Period, (i) subject to Sales to Date being at least $125 million, the Consultant shall be entitled to be granted fifty percent (50%) of the Initial Options allocable to the Second Period, (ii) subject to the Company achieving Sales to Date of at least $150 million and Average Monthly Sales of at least $14.58 million during the First Period, the Consultant shall be entitled to be granted a percentage of the first tranche of 300,000 Performance Options equal to the amount of Sales to Date divided by $175 million, and (iii) subject to the Company achieving Sales to Date of at least $175 million and Average Monthly Sales during the First Period of at least $18.75 million, the Consultant shall be entitled to be granted a percentage of the second tranche of 300,000 Performance Options equal to the amount of Sales to Date divided by $225 million. Examples of the calculation of the number of Options which may be granted to the Consultant in the event of a Change of Control during the First Period are contained in Exhibit A hereto.

     (b) If the Change of Control shall occur during the Second Period, (i) subject to the Company achieving Average Monthly Sales of at least $10.41 million during the Second Period, the Consultant shall be entitled to be granted a percentage of the Initial Options allocable to the Second Period equal to the amount of Sales to Date divided by $125 million, (ii) subject to the Company achieving Average Monthly Sales of at least $14.58 million during the Second Period, the Consultant shall be entitled to be granted a percentage of the first tranche of 300,000 Performance Options equal to the amount of Sales to Date divided by $175 million, and (iii) subject to the Company achieving Average Monthly Sales of at least $18.75 million during the Second Period, the Consultant shall be entitled to be granted a percentage of the second tranche of 300,000 Performance Options equal to the amount of Sales to Date divided by $225 million.

     (c) If the Change of Control shall occur during the Third Period or Fourth Period, then the Consultant shall be entitled to be granted a portion of the Performance Options for the Period during which the Change of Control occurs, subject to the Company achieving Average Monthly Sales during such applicable period equal to at least the Monthly Run Rate for the respective tranche of Performance Options for the respective period, in which event the Consultant shall be granted a percentage of the respective tranche of 300,000 Performance Options equal to the amount of Sales to Date divided by the Target Net Sales for such tranche for such period.

     (d) The Consultant's right to earn any Options which are not required to be granted under this Section 4.3 shall terminate immediately prior to the occurrence of the Change of Control.

     (e) For purposes of this Section 4.3, (i) "Sales to Date" means, with respect to the applicable Period, the amount of Net Sales achieved by the Company from the first day of such Period through the date of the Change of Control, (ii) "Average Monthly Sales" means, with respect to the applicable Period, the Sales to Date divided by the number of months elapsed during such Period immediately prior to the Change of Control, and (iii) "Annualized Sales" means, with respect to the First Period, the Average Monthly Sales multiplied by 18.

     (f) In no event shall any of the percentages  calculated in Section 4.3(a),
(b) and (c) above exceed 100%.




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

                  4.4      Certain Definitions

     (a) Net Sales. For purposes of this Agreement, the term "Net Sales" shall mean total revenues calculated on a consolidated basis less all discounts, credits, returns, rebates and promotional expenses, all as determined in accordance with generally accepted accounting principles ("GAAP"), less the amount of accounts receivable attributable to such customers which have been written off as uncollectible, attributable to any of the following:

          (i) sales of the Company's products to customers introduced to the Company by the Consultant other than Existing Customers (as defined below);

          (ii) sales of the Company's products to Existing Customers which result primarily from at least one of the following:

          (a) the direct negotiation by the Consultant with such Existing Customer of an increase in sales to such Existing Customer; or

          (b) the introduction by the Consultant of a new Company product design for such Existing Customer.

          (iii) sales of the Company's products in Europe, but not including direct sales by the Company to telecommunications companies in Europe or sales to Daniel Bachman/TeleDenmark, Santa Barbara Spain, Stebis Holland, Computerline Holland, Dennis Bergstrom/Ecoline Scandanavia, Perscom, Malhous Portugal, Karma Turkey and Altron Switzerland;

          (iv) sales of the Company's products to mass merchandisers in the United States during any consecutive annual period of the Term which are in excess of $17.6 million;

          (v) any sales or licensing of products, technologies or product designs of the Company that the Consultant introduced to the Company; and

          (vi) any other sales or revenues directly attributable to contracts, arrangements or business opportunities which the Consultant was primarily responsible for introducing and making available to the Company.

         All sales shall be subject to the acceptance of the purchase order therefor by the Company, including, without limitation, credit, pricing and payment terms acceptable to the Company, which the Company may accept or reject in its sole discretion. Discounts, credits, returns, rebates and promotional expenses shall be calculated in a manner consistent with the Company's customary business practices to reflect accurately the actual impact of such concessions on the Company's revenues. "Net Sales" shall include revenues attributable to sales by the Company to its non-consolidated affiliates under clauses (ii), (iii), (v) and (vi) (treating the affiliates as customers of the Company for such purpose) to the extent that the Company does not need to defer any of the profit relating to such sales in accordance with GAAP, but such affiliates shall be treated as "Existing Customers". The Consultant shall have sixty days following the execution of this Agreement to confirm that the $17.6 million referred to in clause (iv) above represents the annualized run rate of the Company's sales to mass merchandisers. In the event that the Consultant objects to such amount, the parties shall negotiate in good faith to agree upon such annual run rate. The Company will cooperate with the Consultant and provide information to the Consultant to enable it to confirm the annual run rate.

     (b) Existing Customers. The term "Existing Customers" shall mean customers of the Company on the date of this Agreement or at any time during the three-month period prior to the date of this Agreement, all of which are listed on Exhibit B attached hereto.

                  4.5      Accounting; Audit Rights

     (a) Within fifteen (15) days following the end of each calendar month during the Term, the Company shall deliver to the Consultant a detailed report summarizing the Net Sales of the Company for such period and the method of calculation  of such  Net  Sales  and  the  number  of  Initial  Options  and/or
Performance Options, if any, to be granted to the Consultant based on the Company's actual Net Sales for such period. The report shall be certified by the Chief Financial Officer of the Company as being accurate and complete. The Company shall furnish such additional information as Consultant may reasonably request to facilitate Consultant's understanding of how Net Sales were calculated by the Company. Upon Consultant's request, the Chief Financial Officer and Chief Executive Officer of the Company shall meet with the Principal and one or more other designated representatives of the Consultant at the Company's executive offices to discuss any disagreements regarding the calculation of Net Sales by the Company.

     (b) The Company shall keep complete and accurate books of account relating to Net Sales. Upon reasonable advance written notice to the Company, representatives of Consultant may examine and audit the books and records of the Company not more than once annually to determine the accuracy of Company's reports of Net Sales. Any such audit shall take place during normal business hours at Company's location and shall be conducted in a manner that does not unreasonably disrupt the business operations of Company, Consultant shall bear the expense of any such audit unless such audit reveals that any Net Sales Report by Company to Consultant pursuant to this Agreement understated Net Sales by five percent (5%) or more, in which event the cost of such audit shall be born by Company. Except in connection with any efforts to obtain payment due hereunder or with any litigation between the parties, and except as may reasonably be required to comply with applicable law or disclosure requirements, the

Consultant   shall  hold  in  confidence  and  not  disclose  any  of  Company's confidential information acquired by Consultant in any audit conducted pursuant to this Section 4.5(b).

         5.       Term of Options; Exercisability.

                  5.1 Term. Each Option granted under Sections 4.1 and 4.2 shall expire ten (10) years from the date of grant.

                  5.2 Exercisability. The Consultant shall have no rights in any Option until it has been granted in accordance with Section 4.1 or 4.2, as the case may be. Each Initial Option shall be fully vested and exercisable on the date of grant. Each Performance Option shall be exercisable only to the extent it has become vested under Section 4.2(d).

                  5.3      Manner of Exercise of Option.

     (a) To the extent that the right to exercise an Option has accrued and is in effect, the Option may be exercised in full or in part by giving written notice to the Company stating the number of shares of Common Stock exercised and accompanied by payment in full for such shares. Payment may be either (a) wholly in cash or by check payable to the Company, or (b) at the Consultant's election, by surrendering for cancellation that number of the shares of Boca Common Stock subject to the Options being exercised with a Fair Market Value (based upon the closing price of the Common Stock on the Nasdaq National Market on the date of exercise) equal to the exercise price in order to effectuate an exercise without making a payment by cash or check. Upon such exercise, delivery of a certificate for paid-up, non-assessable shares shall be made at the principal office of the Company to the person exercising the Option, not more than thirty (30) days from the date of receipt of the notice by the Company.

     (b) The Company shall at all times during the term of the Option reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the requirements of the Option. The Consultant shall not have any of the rights of a stockholder of the Company in respect of the shares until one or more certificates for such shares shall be delivered to it upon the due exercise of the Option.

                  5.4 Non-Transferability; Limitation on Resale. (a) The right of the Consultant to exercise any Option shall not be assignable or transferable by the Consultant, and the Options shall be exercisable only by the Consultant. The Options shall be null and void and without effect upon the bankruptcy of the Consultant or upon any attempted assignment or transfer, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option. Notwithstanding anything to the contrary contained in this Section 5.4(a), the Consultant may transfer Options aggregating not more than twenty-five percent (25%) of the Options which have been granted hereunder, determined on a cumulative basis; provided that all transferees shall agree, as a condition to such transfer, to be bound by the transfer restrictions contained in Section 5.4(b).

     (b) The Consultant will not sell or otherwise dispose of any shares of Boca Common Stock issuable upon exercise of the Options until the first anniversary of the date of issuance thereof and, after such date, not to sell or otherwise dispose of greater than 33% of such shares, in the aggregate, on an annual basis. Upon any date on which the Option is exercised in whole or in part, the Consultant shall give a written representation to the Company in the form attached hereto as Exhibit C and the Company shall place an "investment legend," so-called, as described in Exhibit C, upon any certificate for the shares issued by reason of such exercise.

                  5.5      Representation Letter and Investment Legend.

     (a) The shares of Boca Common Stock issuable upon exercise of any Options granted pursuant to this Agreement will not be registered under the Securities Act of 1933, as amended, and will be subject to the restriction on resale imposed by the Securities Act.

     (b) Except as provided in Section 5.6, the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purposes of covering the issue of shares.

                  5.6      Registration Rights.

     (a) Rights to Demand Registration. If at any time and from time to time during the time period described in this Section 5.6(a), consultant shall request the Company in writing to register under the Securities Act of 1933 (the "Securities Act"), as amended, any of the Boca Common Stock issuable upon exercise of any Options granted pursuant to this Agreement, Company shall use all reasonable efforts to cause such shares specified in such request to be registered as soon as reasonably practicable so as to permit the sale thereof and in connection therewith prepare and file a registration statement on Form S-3 under the Securities Act (or on such other form as may be appropriate if Company is not then eligible to use Form S-3) to effect such registration and seek to have such registration statement become effective as promptly as practicable; provided, however, that such request shall (i) specify the number of shares intended to be offered and sold, (ii) express the present intention of the Consultant to offer or cause the offering of such shares for distribution,
(iii)  describe the nature or method of the proposed  offer and sale thereof and
(iv) contain the undertaking of the Consultant to provide all such information and materials and take all such action as may be reasonably required in order to permit the Company to comply with all applicable requirements of the Securities and Exchange Commission ("Commission") and to obtain any desired acceleration of the effective date of such registration statement. The Company shall not have any obligation to effect a registration if the current market value of the shares sought to be registered is less than Two Million Dollars ($2,000,000) as of the date of Consultant's request for registration. Upon any registration becoming effective pursuant to this Section 5.6(a), Company shall use reasonable efforts to keep such registration statement current for a period of 90 days. Notwithstanding the foregoing, (x) the Company shall not be obligated to cause any special audit to be undertaken in connection with any such registration, (y) the Company shall be entitled to postpone for a reasonable period of time, but not in excess of 90 days and not more than once in any 12-month period, the filing of any registration statement otherwise required to be prepared and filed by it if the Company, at the time it receives a request for registration, reasonably believes in good faith, that it would be disadvantageous to the Company for such filing to be made at the time requested by the Consultant and (z) the Company shall not be obligated to file a registration statement pursuant to this Section 5.6(a) during the 180-day period following the effectiveness of any registration statement filed by the Company in connection with an underwritten primary offering of its securities (or such longer period as may be required by the underwriters of such offering). The obligation of Company to register any shares on demand by Consultant shall continue only until the earlier of (i) the date that the Consultant is able to sell the shares owned by Consultant in the quantities desired without registration, by reason of an exemption under Rule 144 under the Securities Act, or (ii) after a registration statement filed by reason of demand by the Consultant has become effective, and been maintained effective and current as described above, on one occasion. If any registration will be underwritten, the managing underwriter shall be reasonably acceptable to the Company (with the Company specifying in writing the reasons for any rejection of an underwriter selected by the Consultant), and the Company shall have the right to select a co-managing underwriter for any such registration, provided that no additional costs shall thereby be imposed on the Consultant. Notwithstanding anything to the contrary contained in this Section 5.6, in no event shall the Company be required to engage in any marketing or sales efforts in connection with a registration requested under this Section 5.6(a), including any "road show" or other similar presentations.

     (b) Company Obligations. As to the offering of Company Common Stock covered by a registration statement referred to in Section 5.6(a), Company shall:

     1. Use reasonable efforts to have such registration statement declared effective as promptly as reasonably practicable on or after such time and date as specified by the Consultant and will promptly notify the Consultant and its underwriter, if any, and confirm such advice in writing (i) when such registration statement has become effective, (ii) when any post-effective amendment to any such registration statement becomes effective and (iii) of any request by the Commission for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information;

     2. Furnish to the Consultant or the underwriters such number of copies of any prospectus (including any preliminary prospectus). In conformity with the requirements of the Securities Act, as the Consultant may reasonably request in order to effect the offering and sale of the shares of Boca Common Stock being offered and sold by the Consultant, but only while Company is required under the provisions hereof to cause the registration statement to remain current;

     3. Use reasonable efforts to register or qualify, not later than the effective date of such registration statement, the shares of the Consultant registered thereunder under the "blue sky" laws of such states as the Consultant may reasonable request; provided, however, that Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities or to execute or file any general consent to service of process under the laws of any such state where it is not at such time so qualified or subject, and Company shall not be obligated to make any changes to the offering or incur any material additional expenses in response to requests of any blue sky authorities; and

     4. For a period of at least 90 days after the effective date of the registration statement or until all shares covered by such registration statement are sold, whichever is earlier, keep such registration statement in effect and current and from time to time amend or supplement the registration statement and the prospectus in connection therewith in compliance with the Securities Act and the rules and regulations adopted thereunder to permit the sale or distribution of the shares with respect to which such registration statement shall have become effective. If at any time the Commission should institute or threaten to institute any proceedings for the purpose of issuing, or should issue a stop order suspending the effectiveness of any such registration statement, Company with promptly notify the Consultant and will use reasonable efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible.

     (c) "Piggyback" Registration Rights. The rights contained in this Section 5.6(c) shall be in addition to the rights provided by Section 5.6(a) hereof. Each time that the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its securities by the Company or any of its security holders (except any registration statement in connection with any acquisition of any entity or business or any employee benefit plan, including any stock option plan), the Company shall give written notice of its determination to the Consultant. Upon the written request of Consultant given within 10 days after receipt of any such notice from the Company, Company will, except as herein provided, use reasonable efforts to cause the number of shares of Boca Common Stock held by Consultant and which are set forth in such request to be included in such registration statement, to the extent required to permit the sale or other disposition by the Consultant of such shares to be so registered; provided, however, that nothing herein shall prevent the

Company from, at any time, abandoning or delaying any such registration initiated by it. If any registration pursuant to this Section 5.6(c) shall be underwritten in whole or in part, the Company may require that the shares requested for inclusion pursuant to this Section 5.6(c) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter of such public offering, the inclusion of all or any portion of the shares held by Consultant originally included in a request for registration would reduce the number of shares to be offered by the Company (or by another holder of Boca Common Stock that initiated the offering by exercising rights to demand such registration) or interfere with the successful marketing of the securities offered by Company (or by such other holder that initiated the offering), the number of shares otherwise to be included by the Consultant in the underwritten public offering may be reduced or excluded altogether; provided, however, that (i) in any such offering by the Company, the shares to be included by the Consultant cannot be excluded altogether but must be treated in the same manner as all other selling security holders, and (ii) in any such offering initiated by another holder pursuant to demand registration rights exercised by such holder, the shares otherwise to be included by the Consultant can be excluded altogether but shall be treated in the same manner as all selling security holders other than those selling pursuant to the exercise of demand registration rights.

     (d) Expenses. The out-of-pocket costs and expenses incurred by Company in connection with any registration effected pursuant to this Section 5.6 shall be borne by Consultant. The costs and expenses of any such registration shall include, without limitation, the reasonable fees and expenses of the Company's counsel and its accountants and all other out-of-pocket costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the registration statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of such securities so registered under the "blue sky" laws of various jurisdictions, the fees and expenses of Company's transfer agent, expenses of all marketing and promotional efforts requested by the managing underwriter and all other costs and expenses of complying with the foregoing provisions of this Section 5.6 with respect to such registration. Consultant shall bear underwriting discounts, selling commissions and transfer taxes with respect to the shares sold by the Consultant pursuant to the registration and any costs of Consultant's counsel.

     (e) Indemnification.

     1. In the case of any offering registered pursuant to Section 5.6(a) or 5.6(c), Company hereby indemnifies and agrees to hold harmless the Consultant, any underwriter (as defined in the Securities Act) of shares offered by the Consultant, and each person, if any, who controls the Consultant or any such underwriter within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities (collectively, "Losses") joint or several, to which any such persons may be subject, under the Securities Act or otherwise, and to reimburse any of such persons for any legal or other expenses reasonably incurred by them in connection with investigating any claims or defending against any actions, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such shares were registered under the Securities Act pursuant to this Section 5.6, any prospectus contained therein, if used during the period appropriate for such prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein (if so used) a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as such Losses arise out of or are (x) based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished in writing to Company by the Consultant or any underwriter for the Consultant or any controlling person of the Consultant or any such underwriter specifically for use therein, or (v) made in any preliminary prospectus, if the prospectus contained in the registration statement as declared effective or in the form filed by Company with the Commission pursuant to Rule 424 under the Securities Act shall have corrected such statement or omission, ample copies of such prospectus (together with a statement that such corrected prospectus must be used in lieu of all prior prospectuses) shall have been provided by Company to the Consultant or underwriter, and a copy of such prospectus shall not have been sent or otherwise delivered to such person by the Consultant or underwriter at or prior to the confirmation of such sale to such person.

     2. By requesting registration under this Section 5.6 Consultant shall agree in the same manner and to the same extent as set forth in the preceding paragraph, to indemnify and to hold harmless Company and its directors and officers and each person, if any, who controls Company within the meaning of the Securities Act and any underwriter (as defined in the Securities Act) of any shares offered by the Consultant, against any Losses, joint or several, to which any of such persons may be subject under the Securities Act or otherwise, and to reimburse any of such persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such Losses, but only to the extent it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission of a material fact in any registration statement under which the Consultant's shares were registered under the Securities Act pursuant to this Section 5.6, any prospectus contained therein, or any amendment or supplement thereto, which was based upon and made in conformity with information furnished in writing to Company by the Consultant or such underwriter expressly for use therein.

     3. Each party indemnified under this section 5.6(e) shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in this Section 5.6(e), except to the extent that the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party under this Section 5.6(e) of its election to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party pursuant to the provisions of this
Section 5.6(e) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation; provided, however, that the indemnifying party shall remain liable for the reasonable costs of separate counsel for the indemnified party if and to the extent that the indemnified party reasonably determines that it requires separate counsel in view of a conflict of interest affecting the counsel designated by the indemnifying party or other demonstrable need.

                  (f) Proposed Distribution. As to each registration statement referred to in Sections 5.6(a) and 5.6(c), the Consultant will provide Company with a description of the proposed method or methods of distribution of securities from time to time contemplated by the Consultant and Company shall include such description in the registration statement and file any amendments and supplements necessary in connection therewith.

                  (g) Issuances By Company. As to each registration statement referred to in Section 5.6(a), additional shares of Boca Common Stock to be sold for the account of Company or other holders may be included therein; provided, however, that the managing underwriter of such offering (designated by the Consultant pursuant to Section 5.6(a)) or the securities professional described below, as applicable, may limit or prevent the inclusion of any such additional securities in such registration statement if, in the reasonable opinion of such managing underwriter (or, if there is no managing underwriter, a reputable securities professional advising the Consultant with respect to such offering), such inclusion would adversely affect the successful offering of shares to be sold by the Consultant. The costs and expenses incurred in connection with any such registration shall be borne by the Consultant and Company in proportion to the aggregate number of shares being sold by the Consultant, on the one hand, and by Company and any other holders whose shares are included therein, on the other.

                  (h) Company Right of First Refusal. In the event that Consultant exercises its registration rights under Section 5.6(a) or 5.6(c) hereof, Company shall have the option, at its discretion, to instead repurchase all of the shares as to which Consultant is then demanding registration. In such event, Company shall exercise such repurchase option, if at all, by providing written notice to Consultant within 10 business days after receipt of the written demand for registration under Section 5.6(a) or 5.6(c), as applicable, that it will purchase all of the shares specified in the registration demand notice for cash per share equal to the "Average Market Price," with the applicable date for determining the Average Market Price in such event being the date of the demand for registration hereunder. As used herein, the "Average Market Price" means the average of the daily closing market prices at which the Boca Common Stock is trading as reported in The Wall Street Journal for the NASDAQ National Market System, or for such national securities exchange as may be the principal market for the Boca Common Stock, or, if the Boca Common Stock is not trading on NASDAQ or another national securities exchange, the average median of the bid and ask price for the Boca Common Stock on whatever the principal market for such stock may be, during the five consecutive trading days immediately preceding and the five consecutive days including and immediately following the applicable date. The closing of such purchase shall take place within the period ending 30 business days following such written notice, which period shall be extended to the extent necessary in order to comply with the Hart Scott Rodino Act and all applicable securities laws and regulations.

                  (i) Lock-Up Agreement. If requested by the underwriter in any registered public offering by the Company, the Consultant and the Principal agree not to sell or otherwise transfer any Options or shares of Common Stock for such period of time after the date of such offering as may be requested by the underwriter, but in no event to exceed 180 days from the date of such registered public offering, provided that all executive officers and directors of the Company enter into similar agreements.

                  5.7 Stock Splits, Stock Dividends and the Like. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Board of Directors of the Company or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to Options which have been granted hereunder, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common

Stock in connection with the Acquisition; or (ii) upon written notice to the Consultant, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options which have been granted hereunder in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then granted and exercisable) over the exercise price thereof.

                  5.8 No Special Employment Rights. Nothing contained in this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the consultancy or employment of the Consultant for the period within which any Option may be exercised. However, during the period of the Consultant's consultancy, the Consultant shall render diligently and faithfully the services which are assigned to the Consultant from time to time by the Board of Directors or by the executive officers of the Company, provided that such services are consistent with the services usually required to be performed by the Consultant.

                  5.9 Withholding Taxes. Whenever shares are to be issued upon exercise of the Option, the Company shall have the right to require the Consultant to remit to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

     6. Termination. This Agreement terminates at the expiration of the Term, but may be terminated earlier as follows:

                  6.1 Upon Bankruptcy or Death. If a voluntary or involuntary petition for bankruptcy is filed with respect to the Consultant during the Term or if the Principal dies during the Term, this Agreement shall automatically terminate as of the close of business on the date of such bankruptcy or death, as the case may be.

                  6.2 Upon Disability of the Principal. If during the Term the Principal shall become physically or mentally disabled, whether totally or partially, either permanently or so that the Principal is unable to perform services of the Consultant hereunder for a period of ninety (90) continuous days or for ninety (90) days during any six (6) month period during the Term, as determined by an independent qualified physician mutually acceptable to the Company and the Principal (or his representative), the Company may, upon fifteen
(15) days written notice to the Consultant, terminate this Agreement.

     6.3 For Cause. This Agreement may be terminated at any time by the Company, effective immediately upon written notice to the Consultant, for Cause. The Company shall have "Cause" for termination of the Consultant if any of the following has occurred:

     (a) the Consultant's willful and continued failure to perform its duties hereunder (other than as a result of a Disability) after a demand in writing for performance hereunder has been delivered to the Consultant by the Company, which demand shall identify the manner in which the Company believes that the Consultant has not performed its duties;

     (b) the conviction of either the Consultant or the Principal for, or entering a plea of nolo contendere to, a crime on the part of either the Consultant or the Principal constituting a felony under the Laws of the United States, or any other jurisdiction in which the Company is conducting business;

     (c) either the Consultant or the Principal has materially breached any provision or covenant contained in this Agreement, including, without limitation, the covenants contained in Section 7 hereof, provided written notice of such breach has been given to the Consultant and the principal and is not cured within 15 days, if such breach is capable of being cured; or

     (d) the failure of the Company to achieve at least $50 million in Net Sales during the First Period.

     6.4 Upon a Change of Control. The Company shall have the right to terminate this Agreement effective immediately upon the occurrence of a Change of Control. For purposes of this Agreement, a "Change of Control" shall mean the happening of any of the following events:

     (a) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2)) of the Securities Exchange Act of 1934 (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company; excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any entity pursuant to a transaction which is excluded from subsection (b) below; or

     (b) The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, any Corporate Transaction which would result in the voting securities of the Company immediately prior to such Corporate Transaction continuing to represent (either by remaining outstanding or being converted into voting securities or other entity) 50% or more of the combined voting power of the securities entitled to vote generally in the election directors of the Company or such other entity outstanding immediately after such Corporate Transaction.

                  6.5 Without Cause by the Consultant. The Consultant shall have the right to terminate this Agreement at any time after March 31, 1997 and prior to April 1, 1998, provided that the Consultant shall have provided at least 30 days' written notice to the Company.

     Upon  the  termination  of this  Agreement  pursuant  to the  terms of this
Section 6, each of the Company, the Consultant and the Principal shall be released and discharged from any further obligations hereunder, including, without limitation, the obligations of the Company under Sections 3 and 4 of this Agreement to pay consulting fees and to grant the Options to the Consultant, except that the Consultant and the Principal shall continue to be bound by their respective obligations under Section 7 hereof and, if this Agreement is terminated by the Company under Section 6.4, the Consultant shall have the rights set forth in Section 4.3.

     7. Protection of Confidential Information; Non-Competition; Standstill.

     7.1 Acknowledgment. Each of the Consultant and the Principal agrees and acknowledges that, in the course of rendering services to the Company, the Consultant and the Principal have had and in the future may have access to and have become and will become acquainted with confidential information about the operational, business and financial affairs of the Company and may have contributed to or may in the future contribute to such information. Each of the Consultant and the Principal acknowledges that the Company is engaged in a highly competitive business and the success of the Company in the marketplace depends upon its goodwill and reputation. Each of the Consultant and the Principal agrees and acknowledges that reasonable limits on their ability to engage in activities competitive with the Company are warranted to protect its substantial investment in developing and maintaining their status in the marketplace, reputation and goodwill. Each of the Consultant and the Principal recognizes that in order to guard the legitimate interests of the Company it is necessary for the Company to protect all confidential information.

                  7.2 Confidential Information. During and at all times after the Term, the Consultant and the Principal shall keep secret all confidential matters and materials of the Company (including any subsidiaries or affiliates), including, without limitation, know-how, trade secrets, technologies, customers, pricing policies, operational methods, any information relating to the Company's (including any subsidiaries or affiliates) products, services, processes, customers and services and other business and financial affairs of the Company

(collectively, the "Confidential Information"), to which either of them has had or may have access, whether previously existing, now existing or arising hereafter, and shall not disclose such Confidential Information to any person other than the Company or any of its subsidiaries, its and its subsidiaries' employees, officers, directors and representatives and such other persons to whom the Consultant has been instructed or is permitted to make disclosure by the Board of Directors of the Company, in each case only to the extent required or appropriate in the course of the Consultant's service to the Company, provided, however, that the Consultant shall be entitled to disclose Confidential Information to the extent required by law, rule or regulation, pursuant to any requirement or request of any governmental authority or in connection with any judicial or administrative proceedings or inquiry. "Confidential Information" shall not include any information which (i) is or becomes generally available to the public during the period of service of the Consultant or thereafter, provided such information is not, or has not become, available to the public as a consequence of disclosure by the Consultant in violation of this Agreement, or (ii) is or becomes available to the Consultant or the Principal on a non-confidential basis from a source other than the Company, any of its subsidiaries or any of their respective representatives, which source the Consultant or the Principal reasonably believes is not prohibited from disclosing such information to the Consultant by any legal, contractual or fiduciary obligation to the Company or any of its subsidiaries; or (iii) is independently developed by the Consultant or the Principal.

                    7.3 Non-Competition and Non-Solicitation.

        (a) In consideration of the Company's obligations hereunder, (i) during the Term and for a period of one (1) thereafter, neither the Consultant nor the Principal shall, in any capacity, whether for its or his own account or for any other person or organization, directly or indirectly, within the United States (a) own, operate, manage, control, or participate in the ownership, operation, management or control of, (b) serve as an officer, director, partner, employee, agent, consultant, advisor or developer or in any similar capacity to or (c) have any financial interest in, or aid or assist anyone else in the conduct of, any person or enterprise which is a Direct Competitor (as defined below) of the Company; and (ii) during the Term and for a period of one (1) year thereafter, neither the Consultant nor the Principal shall, in any capacity, whether for its or his own account or for any other person or organization, directly or indirectly, (a) solicit, hire, offer to hire, entice away or in any manner persuade or attempt to persuade any officer, employee or agent of the Company (including any subsidiaries or affiliates thereof) to discontinue his relationship with the Company or such subsidiaries or affiliates, or (b) solicit, take away or attempt to solicit any of the customers or suppliers or any other business contacts of the Company in furtherance of activities of a Direct Competitor of the Company that are directly competitive with the Company.

          (b) For purposes hereof, a "Direct Competitor" of the Company shall mean a competitor actively engaged in designing, manufacturing, marketing and selling products which are directly competitive with products designed, manufactured, marketed and sold by the Company as part of its "Core Business." For purposes hereof, the Company's "Core Business" shall mean those products which comprise a substantial and material part of the Company's business and which substantially and materially contribute to the Company's revenues. The Company's Core Business shall not include ancillary products such as bundled products which are marketed or sold to enhance or promote the sale of products constituting part of the Company's Core Business (such as, by way of example, software bundled with the Company's modems), nor shall the Company's Core Business include software products marketed or sold on a stand-alone basis.

       (c) Nothing contained herein shall be deemed to prohibit Consultant and/or Principal from owning, directly or indirectly, up to five percent (5%) of the issued and outstanding stock or securities of a publicly traded corporation or entity, even if such corporation or entity is a Direct Competitor of the Company.

          (d) The Company understands and acknowledges that Consultant and/or Principal currently owns, operates, manages, controls, or participates in the ownership, operation, management or control of, and/or serves as an officer, director, partner, employee, agent, consultant, advisor or developer or in a similar capacity to and/or has a financial interest in, or aids or assists in the conduct of, various businesses, including without limitation those identified in Schedule 7.3(c), and the Company agrees that such activities do not constitute a breach of Section 7.3(a) hereof. In the event of a convergence of the business of Company and that of any other business in which Consultant and/or Principal now or hereafter has such an interest or for which Consultant and/or Principal now or hereafter performs any such services which renders such a business a Direct Competitor of the Company, the parties agree that Consultant and Principal shall not, by virtue of such convergence, be deemed in breach of this Agreement, and Company, Consultant and Principal shall negotiate in good faith a mutually acceptable resolution of such potential conflict of interest.

                  7.4 Modification. The parties agree and acknowledge that the duration, scope and geographic area of the covenants described in this Section 7 are fair, reasonable and necessary in order to protect the good will and other legitimate interests of the Company, that adequate consideration has been received by the Consultant and the Principal for such obligations, and that these obligations do not prevent the Consultant or the Principal from earning a livelihood. If, however, for any reason any court determines that the restrictions in this Section 7 are not reasonable, that consideration is inadequate or that the Consultant or the Principal has been prevented unlawfully from earning a livelihood, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Section 7 as will render such restrictions valid and enforceable.

                  7.5 Standstill. Each of the Consultant and the Principal agrees that during the Term and for a period of two (2) years from the expiration of the Term, neither the Consultant nor the Principal, nor any of their respective Affiliates or Associates (as such terms are interpreted under the Exchange Act) shall, directly or indirectly, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act), or induce or attempt to induce any other person to solicit proxies or become a "participant" in a "solicitation," in opposition to the recommendation of the majority of the directors of the Company with respect to any matter or advise as to or seek to influence the voting of any voting securities of the Company, (b) become a member of any "group" (as such term is interpreted under the Exchange Act) for the purpose of acquiring, holding, voting or disposing of shares of Common Stock of the Company, (c) except for the purchase of shares of Common Stock upon exercise of the Options, directly or indirectly acquire beneficial ownership of voting securities of the Company or options exercisable therefor if the effect of such acquisition would be to increase the aggregate voting securities then owned by the Consultant, the Principal and their respective Affiliates and Associates to greater than ten percent (10%) of the total combined voting securities then outstanding, excluding from such percentage of any shares issued upon exercise of the Options, or (d) commence any tender or exchange offer under the Exchange Act for any equity securities of the Company.

                  7.6 Remedies for Breach. The Company, the Consultant and the Principal agree that the restrictive covenants contained in this Agreement are severable and separate, and the unenforceability of any specific covenant herein shall not affect the validity of any other covenant set forth herein. In the event that a court of competent jurisdiction should determine that the time or territorial restrictions are unreasonable in their scope, then, and in that event, the court shall insert reasonable limitations and enforce the restriction in accordance therewith. Each of the Consultant and the Principal acknowledges that the Company may suffer irreparable harm as a result of a breach of such restrictive covenants by the Consultant or the Principal for which an adequate monetary remedy does not exist and a remedy at law may prove to be inadequate. Accordingly, in the event of any actual or threatened breach by the Consultant or the Principal of any provision of this Agreement, the Company shall, in addition to any other legal remedies permitted by law, be entitled to obtain equitable remedies, including, without limitation, specific performance, injunctive relief, a temporary restraining order, and/or a permanent injunction in any court of competent jurisdiction, to prevent or otherwise restrain a breach of Sections 7.2, 7.3 and 7.5, without the necessity of proving damages, and to recover any and all costs and expenses incurred in enforcing this Agreement against the Consultant and the Principal. Such relief shall be in addition to and not in substitution of any other remedies available to the Company.
         8.       Representations and Warranties of the Parties.

         8.1 Representations and Warranties of the Company. The Company represents and warrants to the Consultant and the Principal that:

        (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

       (b) All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder have been taken, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

        (c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which the Company is a party or by which it is bound, or require any consent under or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision.

        (d) The Company understands and acknowledges that the ability of the Consultant and the Principal to fulfill their obligations and to meet the targets specified herein is dependent in part on the Company's good faith cooperation and assistance. Accordingly, the Company agrees that it will in good faith cooperate with and provide reasonable assistance to the Consultant and the Principal, and devote reasonable Company resources, to assist the Consultant and the Principal to fulfill their obligations and to meet the targets specified herein, provided that nothing in this paragraph (d) shall be construed as requiring the Company to accept any purchase orders or to otherwise take action which the Company reasonably determines to not be in its best interest.

   8.2 Representations and Warranties of the Consultant and the Principal. The Consultant and the Principal represent and warrant to the Company that:

      (a) The Consultant is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Consultant has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Consultant and the Principal of this Agreement and the consummation by the Consultant and the Principal of the transactions contemplated hereby have been duly authorized by the Consultant and no other action on the part of the Consultant or the Principal is necessary to authorize the execution, delivery or performance by the Consultant and the Principal of this Agreement and the consummation by the Consultant and the Principal of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Consultant and the Principal and is a valid and binding Agreement of the Consultant and the Principal, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

     (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which either the Consultant or the Principal is a party or by which either of them is bound, or require any consent under or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision.

     (c) Each of the Consultant and the Principal understands that the shares of Common Stock of the Company to be issued to the Consultant upon exercise of the options have not been registered under the Securities Act of 1933, as amended (the "Act"), and accordingly, must be held indefinitely unless such shares are subsequently registered under the Act, or an exemption from such registration is available and that the Company is under no obligation to register the shares or to comply with any such exemptions under the Act.

     (d) Any shares of Common Stock to be acquired by the Consultant upon exercise of the Options will be acquired for its own account for investment, and the Consultant will not sell, pledge or transfer such shares in the absence of an effective registration statement covering the same, except as permitted by the provisions of Rule 144, if applicable, or some other applicable exemption under the Act. In view of this representation and warranty, the Consultant agrees that there may be affixed to the certificates for the shares to be issued to it, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:

                    "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and were acquired by the registered holder, pursuant to a representation and warranty that such holder was acquiring such shares for his own account and for investment, with no intention to transfer or dispose of the same, in violation of the registration requirements of that Act. These shares may not be sold, pledged, or transferred in the absence of an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel, which opinion is reasonably satisfactory to counsel to the Company, to the effect that registration is not required under said Act."

     (e) The Principal owns of record and beneficially all of the outstanding capital stock of the Consultant. The Principal agrees that he will not sell, assign, pledge or otherwise transfer any shares of capital stock of the Consultant without the prior written consent of the Company.

     (f) The Principal has advised all of the members of the Board of Directors of each company which the Principal serves as a Director of the principal terms of this Agreement and none of such Boards raised an objection to the execution and delivery of this Agreement by the Principal.

         9. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) upon confirmation of receipt when such notice or other communication is sent by facsimile or telex, (c) one business day after delivery to an overnight delivery courier, or (d) on the third business day following the date of deposit in the United States mail if sent first class, postage prepaid, by registered or certified mail. The addresses for such notices shall be as follows:

         (a)      For notices and communications to the Company:

                           Boca Research, Inc.
                           1377 Clint Moore Road
                           Boca Raton, Florida 33487-2722
                           Attention:  Anthony F. Zalenski

                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                           101 Federal Street
                           Boston, Massachusetts  02110
                           Attention:  Michael J. Riccio, Jr., Esq.

                    (b) For notices and communications to the Consultant and the Principal, to the address set forth below their respective signatures hereto.

Any party hereto may, by notice to the other, change its address for receipt of notices hereunder.

         10.      General.

                  10.1 Governing Law. This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Florida applicable to agreements made and to be performed entirely within such state. Any action or proceeding brought by the Consultant or Principal against the Company arising out of or related to this Agreement shall be brought only in a state or federal court of competent jurisdiction located in the County of Palm Beach, Florida and the parties hereby submit to the in personam jurisdiction of such courts for purposes of any such action or proceeding. Any action or proceeding brought by Company against Consultant or Principal arising out of or related to this Agreement shall be brought only in a state or federal court of competent jurisdiction located in the County of Los Angeles, California, and the parties hereby submit to the in personam jurisdiction of such courts for purposes of any such action or proceeding.

                  10.2 Amendment; Waiver. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument executed by both of the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  10.3 Successors and Assigns. This Agreement shall be binding upon the Consultant and inure to the benefit of its administrators, executors, heirs and assigns, although the obligations of the Consultant and the Principal are personal and may be performed only by them. This Agreement also shall be binding upon and inure to the benefit of the Company and its subsidiaries, successors and assigns, including any corporation with which or into which the Company or its successors may be merged or which may succeed to its assets or business.

                  10.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be considered to have the force and effect of an original.

                  10.5 Attorneys' Fees. In the event that any action is brought to enforce any of the provisions of this Agreement, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of one of the parties to this Agreement, all expenses, including reasonable attorneys' fees, shall be paid by the non-prevailing party.

                  10.6 Expenses. Each of the parties shall pay its or his own expenses in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby.

                  10.7 Public Announcements. Any publicity relating to this Agreement and the method of its release shall be approved by the Company and the Principal, except as otherwise permitted by paragraph 10.8 below.

                  10.8 Confidentiality. The Company, the Consultant and the Principal agree that public disclosure of the existence of this Agreement, the subject matter hereof and the contents of the information disclosed in connection with the transaction will be made only upon mutual consent of the parties, unless the Company is compelled by the Securities and Exchange Commission or other regulatory agency, rules or requirements to make such disclosure.

         IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under seal as of the date first above written.



CONSULTANT:

ARGOQUEST, INC.                                    BOCA RESEARCH, INC.


                                            By:
Name:  Jason Barzilay                     Name:  Lawrence F. Steffann
Title:    President                      Title:    Chief Operating Officer

Address:

PRINCIPAL:




Jason Barzilay

Address: